Exhibit 10(z)(ii)



             THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW
                                       ---
             AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR SUCH LAWS AND RULES AND REGULATIONS THEREUNDER.


                             COVER-ALL TECHNOLOGIES, INC.


                                   CONVERTIBLE NOTE

                                                       New York, New York
             $250,000.00                                   March 14, 1997


                       FOR VALUE RECEIVED, Cover-All Technologies, Inc.,
             a Delaware corporation (the "Company"), hereby promises to
                                          -------
             pay to Atlantic Employers Insurance Company, a New Jersey corporation, or its registered assigns (the "Holder"), the
                                                          ------
             principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), together with interest thereon from the date hereof (computed on the basis of a 360-day year and actual days elapsed) at the rate of 12.5% per annum (but in no event to exceed the maximum rate permitted under applicable provisions of law). Subject to the prior automatic conversion of this Note pursuant to Section 2 hereof, the principal of and accrued interest on this Note shall be due and payable on the earlier to occur of (i) the closing of a "permanent financing" (as defined in Section 5.6 hereof) by the Company, and (ii) when declared due and payable by the Holder, or when this Note automatically becomes due and payable, upon the occurrence of an Event of Default (as defined below); provided, that the Holder shall, in either
                             --------
             event, have the option to convert this Note pursuant to
             Section 2.2 hereof in lieu of the repayment by the Company of the principal and accrued interest due hereunder. The date on which this Note becomes due and payable is referred to herein as the "Maturity Date." The payment of principal
                               -------------
             and interest shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Principal and interest on this Note shall be paid by wire transfer in accordance with the written instructions of the Holder or, in the absence of such instructions, by check mailed to the Holder's address set forth in the Purchase Agreement (as defined below). This Note may be prepaid at any time, in whole or in part, without premium or penalty, and the amount of the prepayment shall be applied first to accrued interest and the remainder to the unpaid principal balance hereof. This Note is issued pursuant to that certain Convertible Note Purchase Agreement between the Company, the Holder and certain other purchasers of similar notes, dated as of the date hereof (the "Purchase
                                                      --------
             Agreement"), and the Holder of this Note is entitled to
             ---------
             certain rights and privileges set forth in the Purchase
             Agreement.

                       1.   EVENTS OF DEFAULT.
                            -----------------

                            1.1 If any of the following events specified in this Section 1 shall occur (herein individually referred to as an "Event of Default"), then (i) with respect to the
                       ----------------
             Events of Default set forth in clauses (i), (ii), (iii),
             (iv) and (v), the Holder of this Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereunder to be immediately due and payable, by notice in writing to the Company, and (ii) with respect to the Events of Default set forth in clauses (vi) and (vii), this Note shall automatically become immediately due and payable:

                              (i)     default in the payment of the
                       principal of or accrued interest on this Note when due and payable, whether on the Maturity Date, by acceleration or otherwise;

                             (ii)     any representation or warranty made
                       by the Company in the Purchase Agreement shall have been incorrect in any material respect when made;

                            (iii)     the Company shall default in the
                       performance or observance of any term, covenant, condition or agreement contained in this Note (other than the payment of principal or interest hereunder) or in the Purchase Agreement and, if capable of being remedied, such default shall continue unremedied for a period of twenty (20) days after written notice shall have been given by the Holder to the Company;

                             (iv)     this Note or the Purchase Agreement
                       shall cease to be enforceable in accordance with its terms against the Company, or the Company shall so state in writing;

                              (v)     the Company shall default beyond
                       any period of grace provided with respect thereto in the payment of principal of, premium, if any, or interest on any obligation in an amount in excess of $50,000 in respect of borrowed money when due, whether by acceleration or otherwise; or the Company shall default in the performance or observance of any other agreement under which any such obligation is created, if the effect of any such default is to cause or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to the date of its stated maturity, unless such holder or holders or trustee shall have waived such default after its occurrence or unless such holder or holders or trustee shall have failed to give any notice required to create an event of default thereunder;

                             (vi)     the institution by the Company of
                       proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

                            (vii)     if, within sixty (60) days after
                       the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty
                       (60) days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties, such appointment shall not have been vacated.

                            1.2  In the case any one or more of the
             Events of Default specified in Section 1.1 hereof shall have occurred and be continuing, the Holder may, subject to the provisions of Section 1.3 hereof, proceed to protect and enforce its rights hereunder, either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note, or the Holder may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Holder. If an Event of Default shall have occurred and the Holder shall employ attorneys, or incur other costs and expenses for the collection of payments due or to become due, or for the enforcement or performance or observance of any obligation or agreement of the Company under this Note, the Company agrees that it will pay to the Holder, on demand, the fees of such attorney together with all other costs and expenses incurred by the Holder.

                            1.3  No remedy herein conferred upon the
             Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                            1.4 No course of dealing between the Company and the Holder or any delay on the part of the Holder hereof in exercising any rights hereunder shall operate as a waiver of any rights of the Holder hereof.

                       2.   CONVERSION.
                            ----------

                            2.1  Automatic Conversion.  Unless this Note
                                 --------------------
             shall have been previously paid in full or converted pursuant to Section 2.2, the outstanding principal amount of this Note and accrued and unpaid interest thereon automatically shall be converted into fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), on the close of
                                         ------------
             business on May 31, 1997. The number of shares of Common Stock into which this Note will be so converted shall be determined by dividing the aggregate principal amount and interest to be converted by the Conversion Price (as defined below) in effect at the time of such conversion. The conversion price (the "Conversion Price") initially shall
                                    ----------------
             equal $1.00, and shall be subject to adjustment as provided in Section 3.

                            2.2  Optional Conversion on Maturity Date.
                                 ------------------------------------
             On the Maturity Date and at the Holder's option, the Holder may elect to convert this Note into shares of Common Stock in lieu of the repayment by the Company of the principal and accrued interest due hereunder. The number of shares into which this Note will be so converted will be determined by reference to the Conversion Price in effect on the Maturity Date. In order to so convert this Note, the Holder shall notify the Company of its election to do so three (3) days prior to the closing of a permanent financing or promptly upon Holder's receiving notification of the occurrence of an Event of Default, as the case may be.

                            2.3  Mechanics and Effect of Conversion.  No
                                 ----------------------------------
             fractional shares of Common Stock will be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company will pay to the Holder the cash value of any fractional share. Upon conversion of this Note into Common Stock pursuant to Sections 2.1 or 2.2, the Holder shall surrender this Note at the principal executive offices of the Company, together with a written notice stating the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. At its expense, the Company will, as soon as practicable after receipt of this Note, issue and deliver to such Holder at such principal executive office, a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable in respect of fractional shares. Whether or not the Holder so delivers this Note and such notice as aforesaid, such conversion shall be deemed to have been made on the close of business on the date set forth in Section
             2.1 on which this Note automatically converts, or on the close of business on the Maturity Date, as the case may be, and the Holder shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

                       3.   ANTI-DILUTION AND OTHER PROVISIONS.
                            ----------------------------------

                            3.1  Adjustments for Stock Dividends,
                                 --------------------------------
             Subdivisions, Combinations and Reclassifications.  If the
             ------------------------------------------------
             Company shall (i) pay a stock dividend or make a distribution to holders of Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then (A) the Conversion Price
                                           ----
             shall be increased or decreased, as the case may be, to an amount which shall bear the same relation to the Conversion Price in effect immediately prior to such action as the total number of shares of Common Stock outstanding immediately prior to such action shall bear to the total number of shares of Common Stock outstanding immediately after such action, and (B) this Note automatically shall be adjusted so that it thereafter shall be convertible into the kind and number of shares of Common Stock or other securities which the Holder would have owned and would have been entitled to receive after such action if this Note had been converted immediately prior to such action or any record date with respect thereto. An adjustment made pursuant to this Section 3.1 shall become effective retroactively immediately after the record date in the case of a dividend or distribution of Common Stock and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                            3.2  Adjustment for Certain Distributions.
                                 ------------------------------------
             If the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including, without limitation, any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of (i) assets (including cash dividends), (ii) equity or debt securities of the Company (except for the Common Stock of the Company) or evidences of indebtedness of the Company, (iii) equity or debt securities of any corporation other than the Company or evidences of indebtedness of any such corporation, or (iv) subscription rights, options or warrants to purchase any of the foregoing assets or securities, whether or not such rights, options or warrants are immediately exercisable (hereinafter collectively called "Distributions on Common Stock"), the
                                  -----------------------------
             Company shall make provisions for the Holder to receive upon conversion of this Note a proportional amount (depending upon the extent to which this Note is converted) of such assets, equity or debt securities, evidences of indebtedness or such other rights, as if such Holder had converted this Note on or before such record date.

                            3.3  Adjustment for Consolidations and
                                 ---------------------------------
             Mergers.  In case of any consolidation or merger of the
             -------
             Company with or into another corporation or the sale of all or substantially all of the assets of the Company to another corporation, this Note thereafter shall be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock issuable upon conversion of this Note would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions in this Section 3, to the end that the provisions set forth in this Section 3 (including provisions with respect to changes in and adjustments of the number of shares of Common Stock into which this Note is convertible) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of this Note.

                            3.4  Other Dilutive Events.  If any event
                                 ---------------------
             shall occur as to which the provisions of this Section 3 shall not be strictly applicable, but with respect to which the failure to make any adjustment to the Conversion Price and the number of shares of Common Stock issuable upon conversion of this Note would not fairly protect the conversion rights contained in this Note in accordance with the intent and principles of this Section 3, upon request of the Holder, the Company shall appoint a firm of independent public accountants reasonably acceptable to the Holder which shall give its opinion upon the adjustments, if any, consistent with the intent and principles established in this Section 3 necessary to preserve without dilution the conversion rights represented by this Note. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

                            3.5  No Impairment.  The Company will not, by
                                 -------------
             amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

                            3.6  Notices to Holder.
                                 -----------------

                            If at any time,

                            (a)  the Company shall take any action which
                       would require an adjustment pursuant to this
                       Section 3 in the Conversion Price or in the number of shares of Common Stock issuable upon conversion of this Note; or

                            (b)  the Company shall authorize the making
                       to the holders of its Common Stock of any Distributions on Common Stock as set forth in
                       Section 3.2; or

                            (c)  the Company shall issue any additional
                       shares of Common Stock or declare any dividend (or any other distribution) on its Common Stock; or

                            (d)  there shall be any capital
                       reorganization or reclassification of the Common Stock, or any consolidation or merger to which the Company is a party, or any sale or transfer of all or substantially all of the assets of the Company; or

                            (e)  there shall be a voluntary or
                       involuntary dissolution, liquidation or winding up of the Company;

             then, in any one or more of such cases, the Company shall
             ----
             give written notice to the Holder, not less than twenty (20) days before any record date or other date set for definitive action, or of the date on which such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice also shall set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the current Conversion Price and the kind and amount of Common Stock and other securities and property deliverable upon conversion of this Note. Such notice also shall specify the date as of which the holders of the Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be.

                            3.7  Reservation of Stock.  The Company
                                 --------------------
             covenants that it will at all times reserve and keep available, solely for issuance upon conversion of this Note, such number of shares of Common Stock as shall then be sufficient to effect conversion of this Note. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose; provided, however, that the Company will not take any action
             --------  -------
             which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of this Note would exceed the total number of shares of Common Stock then authorized by the certificate of incorporation of the Company.

                            3.8  Notice of Adjustment of Conversion
                                 ----------------------------------
             Price.  Upon any adjustment of the Conversion Price, then
             -----
             and in each such case the Company shall give notice thereof to the Holder, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                            3.9  Closing of Books.  The Company will at
                                 ----------------
             no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the conversion of this Note in any manner which interferes with the timely conversion of this Note.

                       4.   EXCHANGE OR REPLACEMENT OF NOTE.
                            -------------------------------

                            4.1 The Holder, at its option, may in person or by duly authorized attorney surrender this Note for exchange, at the principal executive offices of the Company, and, at the expense of the Company, receive in exchange therefor a new Note in the same aggregate principal amount as the aggregate unpaid principal amount of the Note so surrendered, bearing interest at the same annual rate as the Note so surrendered and otherwise in substantially the form of the Note so surrendered.

                            4.2  Upon receipt by the Company of evidence
             satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Company, upon reimbursement to it of reasonable expenses incidental thereto, will make and deliver a new Note, of like tenor, in lieu of this Note.

                            4.3  Any Note made and delivered in
             accordance with the provisions of this Section 5 shall be dated as of the original issuance date.

                       5.   MISCELLANEOUS.
                            -------------

                            5.1  The Company hereby waives presentment
             for payment, demand, notice of non-payment, protest and notice of protest.

                            5.2  This Note shall be binding upon the
             Company and its successors and assigns and shall inure to the benefit of the Holder and its successors, assigns and transferees.

                            5.3  All headings used herein are for
             convenience only and shall not be used to construe or interpret this Note.

                            5.4  All notices required or permitted under
             this Note shall be given in writing and shall be sent in accordance with the provisions of Section 8.9 of the Purchase Agreement.

                            5.5  THIS NOTE SHALL BE GOVERNED BY THE LAWS
             OF THE STATE OF DELAWARE. ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE STATE OF DELAWARE AND EACH OF THE PARTIES HERETO (I) UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLE AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY, AND
             (II) IRREVOCABLY WAIVES ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

                            5.6  For purposes hereof, the term "permanent
                                                                ---------
             financing" means a transaction (whether or not arranged by
             ---------
             Tandem (as defined in the Purchase Agreement)) pursuant to which the Company receives no less than $2.5 million of proceeds from an institutional investor (or investors), which transaction may either be in the form or the sale of Company equity or the incurrence by the Company of indebtedness (or both), and, if the transaction is the incurrence of debt (in whole or in part), such indebtedness is due no less than one (1) year from the date of its incurrence.

                       IN WITNESS WHEREOF, the Company has executed this
             Note on the date specified above.

                                      COVER-ALL TECHNOLOGIES, INC.



                                      By:  /s/ Alfred J. Moccia
                                          -----------------------------
                                                Authorized Officer